                                                        EXHIBIT 10 (vi)


                                  BORDEN, INC.

                   EXECUTIVE FAMILY SURVIVOR PROTECTION PLAN

                         Amended as of January 1, 1987





                                              Conformed through December 9, 1993

                                    FOREWORD


Effective as of January 1, 1981, Borden, Inc. has adopted the Borden, Inc. Executive Family Survivor Protection Plan (the "Plan") for the benefit of certain of its executives. The purpose of the Plan is to provide certain executives and retired executives with additional protection for their eligible surviving dependents in the event of death during their active careers or after retirement, and additional protection in the event of disability during their active careers.

                                     INDEX

SECTION                                                           PAGE
- -------                                                           ----
ONE          DEFINITIONS                                            1

TWO          PARTICIPATION                                          3

THREE        DEATH AND DISABILITY BENEIFTS                          4

FOUR         EVENTS CAUSING LOSS OF COVERAGE                        9

FIVE         ADMINISTRATION                                        10

SIX          AMENDMENT AND TERMINATION                             12

                                  SECTION ONE

                                  Definitions
                                  -----------


The following definitions shall apply:

1.1           "Borden ERIP" means the Borden, Inc. Employees Retirement Income
              Plan.

1.2           "Borden RSP" means the Borden, Inc. Retirement Savings Plan.

1.3 "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

1.4 "Core Management Group" means the Executive Employees designated as members of the Core Management Group of the Corporation by the Chief Executive Officer.

1.5 "Corporate Group" means the Corporation and any of its subsidiaries.

1.6 "Corporation" means Borden, Inc. and any successor to such corporation by merger, purchase or otherwise.

1.7           "Effective Date" means January 1, 1981.

1.8 "Executive Employee" means an individual employed by a member of the Corporate Group in a key executive or managerial position and who is in the group designated by the Chief Executive Officer as the ROSE group.

1.9 "Final Average Pay" means an amount equal to the highest average which can be produced by averaging an Executive Employee's compensation (as hereinafter defined) for any five consecutive calendar years within the last ten calendar years prior to his or her death or earlier retirement. For this purpose, compensation shall mean the total compensation paid in a calendar year to an Executive Employee by the Corporate Group before reduction for Tax-Deferred contributions under the Borden, Inc. Retirement Savings Plan and for Elective Salary Deferrals (as defined in the Borden, Inc. Executives Supplemental Pension Plan), exclusive of incentive bonuses deferred from earlier years at the election of the Executive Employee and specifically excluding Long Term Incentive Earnings. In computing the highest average, any incentive bonuses included in compensation shall be averaged separately from the balance of such compensation.





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

1.10 "Minor Child or Children" with respect to a Participant means each person who is the natural or legally adopted son or daughter of the Participant or of his or her Spouse and who has not yet attained his or her eighteenth birthday.

1.11 "Participant" means each Executive Employee who is an Active or Retired Participant in accordance with the provisions of Section Two of the Plan.

1.12 "Plan" means this Executive Family Survivor Protection Plan as from time to time in effect.

1.13 "Spouse" means the spouse who is legally married to the Participant at the earlier of the death of the Participant or the Participant's retirement.





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
                                  SECTION TWO

                                 Participation
                                 -------------

2.1           Active Participant
              ------------------

              An Executive Employee shall become an Active Participant covered under this Plan only if he or she is so designated by the Chief Executive Officer. Such designation shall be evidenced by a written statement to the Active Participant summarizing the coverage provided under the Plan for such Active Participant. Each Executive Employee designated an Active Participant shall remain an Active Participant until the earlier of (i) the date as of which his or her coverage under the Plan has been terminated at the direction of the Chief Executive Officer (which can be done at any time at his or her discretion) or (ii) the date his or her employment with the Corporate Group terminates.

2.2           Retired Participant
              -------------------

              An Active Participant who retires on or after the Effective Date and on or after his or her sixty-fifth birthday shall become a Retired Participant. An Active Participant who retires before his or her sixty-fifth birthday shall become a Retired Participant only if so specifically designated by the Chief Executive Officer in writing and such designation remains in effect after his or her retirement. Such designation shall be completely at the discretion of the Chief Executive Officer who may take into consideration any of the following circumstances: the length of service of the Active Participant, whether such early retirement is voluntary or involuntary, whether it is anticipated that the Active Participant will engage in competitive employment, how close to normal retirement the Active Participant is at the time of his or her retirement, and any other relevant circumstances. The listing of considerations which may be considered by the Chief Executive Officer is not intended to require or imply that all or any of them shall be considered in any particular case.





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
                                 SECTION THREE

                         Death and Disability Benefits
                         -----------------------------

3.1           Death of Active Participant
              ---------------------------

              (a)         Lump Sum Benefits

                          Upon the death after June 30, 1986 of an Active Participant who at such time was a member of the Core Management Group, or upon the death after December 31, 1986 of any other Active Participant, his or her beneficiary, as designated under the Basic/Supplemental Life portions of the Borden, Inc. Total Family Protection Plan ("Group Life Plan"), or, if no such beneficiary exists, the beneficiary under the High Limit Accidental Death and Dismemberment portion of the Borden, Inc. Total Family Protection Plan, shall be entitled to receive a lump sum payment equal to one times the Participant's Annual Earnings, as defined in the Group Life Plan, rounded to the next higher $100 if not already a multiple of $100.

              (b)         Monthly Benefits

                          Upon the death of an Active Participant prior to attaining age 65, his or her surviving Spouse shall be entitled to a monthly benefit commencing on the first day of the month next following the Active Participant's death and payable through the month in which the death of the surviving Spouse or remarriage of such surviving Spouse occurs. Upon the death of an Active Participant on or after attaining age 65, his or her surviving Spouse shall be entitled to a monthly benefit commencing on the first day of the month next following the Active Participant's death and payable through the month in which the death of the surviving spouse occurs. If at any time on or after the Active Participant's death there is no surviving Spouse entitled to receive a benefit but there are one or more Minor Children of the Active Participant, an amount equal to fifty percent of the benefit which was or would have been payable to the Active Participant's Spouse entitled to receive a benefit shall be divided equally among the Minor Children, and such fifty percent of the benefit shall be payable through the month in which the last of the Minor Children reach their majority or decease. The share of any child who reaches majority shall thereafter be divided equally among any remaining Minor Children.





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

                          The amount of monthly benefit payable to the surviving Spouse shall be equal to one-twelfth of a percentage of the Active Participant's Final Average Pay, such percentage depending on the age at which the Active Participant's death occurs and whether the Active Participant was a member of the Core Management Group as follows:

                                             Percentage of Final Average Pay
                                      Active Participants in            Other Active
                                      Core Management Group             Participants
                                      ---------------------             ------------
Before age 55                              25%                               20%
After age 55 and before age 56             25%                               20%
After age 56 and before age 57             24%                               19%
After age 57 and before age 58             23%                               18%
After age 58 and before age 59             22%                               17%
After age 59 and before age 60             21%                               16%
After age 60 and before age 61             20%                               15%
After age 61 and before age 62             19%                               14%
After age 62 and before age 63             18%                               13%
After age 63 and before age 64             17%                               12%
After age 64 and before age 65             16%                               11%
After age 65                               15%                               10%

3.2           Death of Retired Participant
              ----------------------------

              (a)         Lump Sum Benefits

                          Upon the death of a Retired Participant who at time of retirement was a member of the Core Management Group, his or her beneficiary, as designated under the Group Life Plan, shall be entitled to receive a lump sum payment equal to the difference between the amount which would have been payable under the terms of the Group Life Plan as in effect on June 30, 1986, and the amount actually payable under the terms of the Group Life Plan as in effect after June 30, 1986.

              (b)         Monthly Benefits

                          Unless waived in accordance with subsection (c) below, upon the death of a Retired Participant who was an Active Participant and had attained the age of 60 as of June 30, 1986, his or her surviving Spouse shall be entitled to a monthly benefit in accord with this paragraph commencing on the first day of the month next following the Retired Participant's death. If the Retired Participant retired prior to attaining age 65, the monthly benefit shall be payable through the earlier of the





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
                          month in which the death of the surviving Spouse or the remarriage of such the surviving Spouse occurs. If the Retired Participant retired on or after attaining age 65, the monthly beneift shall be payable through the month in which the death of the surviving Spouse occurs. If at any time on or after the Retired Participant's death there is no surviving Spouse or the Spouse has remarried entitled to receive a benefit but there are one or more Minor Children, an amount equal to fifty percent of the benefit which was or would have been payable to the Retired Participant's Spouse entitled to receive a benefit shall be divided equally among the Minor Children, and such fifty percent of the benefit shall be payable through the month in which the last of the Minor Children reach their majority or decease. The share of any child who reaches majority shall thereafter be divided equally among any remaining Minor Children.

                          The amount of monthly benefit payable to the surviving Spouse shall be equal to fifteen percent of the Retired Participant's Final Average Pay if such Retired Participant was a member of the Core Management Group and ten percent of the Retired Participant's Final Average Pay if not a member of the Core Management Group.

              (c)         Waiver of Coverage

                          An Active Participant who is age 60 or older as of June 30, 1986 may elect in writing, prior to such date, to waive the coverage described in subsection
                          (b) above. If such waiver is elected, such Participant shall be eligible for the benefits described in Section 3.4.

3.3           Disability of Active Participant
              --------------------------------

              Upon the disability of an Active Participant such that he or she is entitled to benefits under the Borden, Inc. Long Term Disability Benefits Plan ("LTD Plan"), a benefit shall be payable under this Plan, in the same manner and under the same conditions as that payable under Schedule I of the LTD Plan. The amount of benefit payable under this Plan shall be the difference between the benefit payable under the LTD Plan and what would have been payable under the LTD Plan had the maximums referred to in
              Schedule I been as follow:





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

                                                 where stated             where stated
                                                  maximum is               maximum is
                                                    $3,000                   $2,250
                                                  -----------              -----------
              If Active Participant
              is a member of the
              Core Management Group                  $6,000                  $4,500

              All other Participants                 $4,000                  $3,000

3.4           Survivor Accumulation Account
              -----------------------------

              All Active Participants who are under the age of 60 as of June 30, 1986, and all Active Participants who, in accordance with subsection 3.3(c), elect to waive the coverage described in subsection 3.3(b) shall be entitled to have Survivor Accumulation Credits established on their behalf. The Credits shall be equal to 1% (2% for periods of employment as a member of the Core Management Group) of Compensation as recognized under the Borden RSP, credited on a monthly basis. The aggregate amount of Credits, together with "deemed earnings" on such Credits, to the extent vested, shall be paid to the participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with Section 5.1 in a lump sum at the time of the Participant's termination of employment. "Deemed earnings" for Survivor Accumulation Credits shall be earnings at the rate of investment return on Fund A under the Borden RSP. A bookkeeping account ("Survivor Accumulation Account") shall be maintained for each affected Participant to record the amount of such Survivor Accumulation Credits. Vesting in the Survivor Accumulation Account shall be the same as if such Account were a benefit under Section A3.2 of the Borden ERIP.





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
3.5           Medical Accumulation Account
              ----------------------------

              An Active Participant who is a member of the Core Management Group shall be entitled to have Medical Accumulation Credits established on his or her behalf, unless he or she shall have elected to participate in the Corporation's Executive Health Care Plan. The Credits shall be equal to $350 for each month as an Active Participant and member of the Core Management Group. The aggregate amount of Credits, together with "deemed earnings" on such Credits, shall be paid to the participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with Section 5.1 in a lump sum at the time of the Participant's termination of employment. "Deemed earnings" for Medical Accumulation Credits shall be earnings at the rate of investment return on Fund A under the Borden RSP. A bookkeeping account ("Medical Accumulation Account") shall be maintained for each affected Participant to record the amount of such Medical Accumulation Credits. Participants shall always be 100% vested in the value of their Medical Accumulation Account.





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
                                  SECTION FOUR

                  Events Causing Loss of Coverage or Benefits
                  -------------------------------------------

4.1           Loss of Coverage for Retired Participants
              -----------------------------------------

              Coverage under the Plan of a Retired Participant shall be contingent upon such Retired Participant's:

              (i) refraining, after the expiration of a period of thirty days from the mailing to him or her of written notice from the Corporation of a direction to do so, from engaging in the operation or management of a business, whether as owner, stockholder, partner, officer, employee or otherwise, which at the time of his or her retirement shall be in competition with any member of the Corporate Group;

              (ii) refraining from disclosing to unauthorized persons information relative to the business of any member of the Corporate Group which he or she shall have reason to believe is confidential; and

              (iii) refraining from otherwise acting or conducting himself or herself in a manner which a reasonable business person would find to be inimical or contrary to the best interests of the Corporate Group.

              In the event that the Retired Participant shall fail to comply with the provisions of this Section 4.1, his or her coverage under this Plan shall cease and no benefits shall be payable upon the death of such Retired Participant.

4.2           Remarriage of Surviving Spouse
              ------------------------------

              All monthly benefit payments to the surviving spouse of a
              Participant who   either died or retired prior to attaining age
              65 shall cease upon the remarriage of such Spouse.  If there are
              Minor Children of the Participant   at the time of such
              disqualifying remarriage payments shall be made to such Minor Children in accordance with the provisions of Section 3.1 and 3.2 until they reach their majority or decease.





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
                                  SECTION FIVE

                                 Administration
                                 --------------

5.1           Payment of Benefits
              -------------------

              All benefits payable under the Plan shall be paid by the Corporation from the general assets of the Corporation; provided, however, that:

              (a) The Corporation shall make no provision for the funding of any benefits payable hereunder.

              (b) In the event that the Corporation shall decide to establish an advance accrual reserve on its books against the future expense of benefit payments, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Corporation, subject to claims of the Corporation's creditors.

              (c) Subject to the provisions of subsections (d) and (e) below, a person entitled to a benefit hereunder shall have a claim upon the Corporation only to the extent of the monthly payments thereof, if any, due up to and including the then current month and shall not have a claim against the Corporation for any subsequent monthly payment unless and until such payment shall become due and payable.

              (d) Notwithstanding any other provision hereof, all benefits which are being paid, or are then payable
                          hereunder, the amount of all Survivor   Accumulation
                          Accounts and Medical Accumulation Accounts, and the value of reversionary annuities with respect to then Retired Participants shall become immediately due and payable to a surviving Spouse or Minor Children or to the Active or Retired Participant, as applicable, in a lump sum if: (i) the Corporation refuses to make any payments due hereunder; (ii) the Corporation makes a general assignment for the benefit of creditors; (iii) any proceedings under the Bankruptcy Act are instituted by the Corporation or, if instituted against the Corporation, is consented to or acquiesced in by it or remains undismissed for 60 days; or (iv) a receiver or trustee in bankruptcy is appointed for the Corporation. In addition, in the event of any such proceeding by or against the Corporation under the Bankruptcy Act, or any such assignment, a surviving Spouse, Minor Child or Active or Retired Participant shall be entitled to prove a claim for any unpaid portion of the benefit provided hereunder and, if the claim is not discharged in full in any such proceeding, or assignment, it will survive any discharge of the Corporation under any such proceeding or assignment. The present actuarial value of the Accrued Supplemental Benefit shall be calculated on the basis of the 1976-80 GAM Mortality Table and an interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S. Treasury issue as reported as of the business day on which the valuation is performed as published in the Midwest edition of the WALL STREET JOURNAL. If the valuation is not performed on a business day, the immediately preceding business day report shall be used for the purposes of determining the interest rate to be used in the valuation.

              (e) In the event of the application of subsection (d) above, a representative of the affected surviving Spouses, Minor Children and Active and Retired Participants (collectively) shall be appointed to pursue their respective claims against the Corporation.

5.2           Plan Administration
              -------------------

              The Corporation shall be the "Administrator" of the Plan within the meaning of the Employee Retirement Income Security Act of 1974 and shall have the exclusive right to interpret the Plan. The decisions, actions and records of the Corporation shall be conclusive and binding upon the Corporation, the Corporate Group, and all persons having or claiming to have any right or interest in or under the Plan.





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
                                  SECTION SIX

                           Amendment and Termination
                           -------------------------

6.1           Amendment of the Plan
              ---------------------

              The Plan may be wholly or partially amended or otherwise modified at any time by the Board of Directors.

6.2           Termination of the Plan
              -----------------------

              The Plan may be terminated at any time by the Board of Directors.

6.3           No Impairment Benefits
              ----------------------

              Notwithstanding the provisions of Sections 6.1 and 6.2, no amendment or termination of the Plan shall impair the rights to benefits hereunder for surviving Spouses or Minor Children or Active Participants in receipt of (or entitled to) benefits at the date of amendment or termination and the rights to benefits with respect to those who are Retired Participants at the date of such amendment or termination.





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